Exhibit 10.33
CONVERTIBLE NOTE PURCHASE AGREEMENT
          THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of August 1, 2011 (the “Effective Date”), by and among Ceres, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each, an “Initial Investor” and together, the “Initial Investors”).
          THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Purchase and Sale of Convertible Notes.
          1.1 Sale and Issuance of Convertible Notes. Subject to the terms and conditions of this Agreement, each Investor (as defined herein), severally and not jointly, agrees to purchase at the Closing (as defined herein) and the Company agrees to sell and issue to each Investor at the Closing, a convertible promissory note (each, a “Convertible Note”) with a principal amount equal to the principal amount set forth opposite such Investor’s name on Exhibit A, at a purchase price equal to $1,000 per $1,000 principal amount of Convertible Notes (the “Purchase Price”). Each Convertible Note shall be in substantially the form set forth in Exhibit B. The Convertible Notes shall automatically convert, subject to the terms and conditions set forth therein, upon the consummation of a sale of the Company’s common stock, par value $.01 per share (the “Common Stock”) in a bona fide, firm commitment underwriting pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), covering the offer and sale of Common Stock on either the New York Stock Exchange or the Nasdaq Global Market resulting on the date of closing of such offering in aggregate proceeds to the Company and any selling security holders of an amount not less than $40,000,000 (a “Qualified Initial Public Offering”) into shares of Common Stock at a conversion price per share equal to the price per share to the public as set forth on the cover of the Company’s final prospectus related to the Qualified Initial Public Offering (the “Public Offering Price”) minus a 20% discount from the Public Offering Price. In the event that the Company does not consummate a Qualified Initial Public Offering on or prior to the six month anniversary of the issuance date of the Convertible Notes (the “Issuance Date”), (i) the Convertible Notes shall automatically convert on such date, subject to the terms and conditions set forth therein, into shares of Series G Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series G Preferred Stock”), at a conversion price per share equal to $6.50 and (ii) such holder shall receive such number of warrants exercisable for that number of shares of Common Stock equal to the number of shares of Series G Preferred Stock into which such holder’s Convertible Notes convert, with an exercise price of $6.50 per share (subject to adjustment), substantially in the form set forth in Exhibit C (the “Warrants”).
          1.2 Closing. The initial purchase and sale of the Convertible Notes contemplated in Section 1.1 shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 on or before August 1, 2011 at 10:00 AM Pacific time, or at such other time and place as the Company and the Initial Investors mutually agree upon in writing, provided that such writing may take the form of an email communication (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. At each Closing, the Company shall deliver to each Investor the Convertible Notes being purchased by such Investor against payment of the Purchase Price for such Convertible Notes. The Purchase Price shall be payable in immediately available funds by wire transfer to a bank account designated by the Company.
          1.3 Sale of Additional Convertible Notes. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to $5.0 million aggregate principal amount of Convertible Notes (the “Additional Convertible Notes”), to one or more purchasers (the “Additional Investors”, together with the Initial Investors, the “Investors”), provided that such subsequent sale is consummated prior to 30 days after the Initial Closing. Exhibit A to this Agreement shall be updated to reflect the number of Additional Convertible Notes purchased at each such Closing and the parties purchasing such Additional Convertible Notes. The Convertible Notes, the Additional Convertible Notes and the Common Stock or Series G Preferred Stock issuable upon conversion thereof, the Common Stock issuable upon conversion of the Series G Preferred Stock and any Warrants to be issued to any Investor and the Common Stock issuable upon exercise thereof are collectively referred to herein as the “Securities”.
     2. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, as follows:
          2.1 Authorization.
     (a) Each Investor has full corporate or trust (as the case may be) power and authority to enter into this Agreement, and the execution, delivery and performance by each Investor of this Agreement and the transactions contemplated hereby, has been duly authorized by all necessary corporate or trust action of each Investor, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).
     (b) To the extent not otherwise a party to the Shareholder Agreements (as defined below), each Investor has full corporate or trust (as the case may be) power and authority to enter into that certain Amended and Restated Investors’ Rights Agreement, dated June 25, 2010, as amended from time to time (the “Investors’ Rights Agreement”), that certain Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated June 25, 2010, as amended from time to time (the “Right of First Refusal and Co-Sale Agreement”), and that certain Amended and Restated Voting Agreement, dated June 25, 2010, as amended from time to time (the “Voting Agreement”) (collectively, the “Shareholder Agreements”), and the execution, delivery and performance by each Investor of the Shareholder Agreements and the transactions contemplated thereby, has been duly authorized by all necessary corporate or trust action of each Investor, and each of the Shareholder Agreements constitute its valid and legally binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).
          2.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which, by each Investor’s execution of this Agreement, such Investor hereby confirms, that the Securities will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, unless they are registered with the Securities and Exchange Commission (“SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Convertible Notes.
          2.3 Disclosure of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this offering of Convertible Notes and the business, properties, prospects and financial condition of the Company; provided, however, such opportunity to ask questions and receive answers from the Company shall not affect or limit in any manner each Investor’s right to indemnification, payment of damages or other remedy based upon any of the Company’s representations, warranties, covenants and obligations contained in this Agreement.
          2.4 Investment Experience. Each Investor acknowledges that it is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and of protecting its interest in connection with this Agreement, the Convertible Notes, the Warrants and the Shareholder Agreements.
          2.5 Accredited Investor. Each Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.
          2.6 Restricted Securities. Each Investor understands that the Securities it is purchasing have not been registered under the Securities Act and are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold or transferred without registration under the Securities Act, only in certain limited circumstances.
          2.7 No Public Market. Each Investor understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

          2.8 No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders, partners or trustees has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.
          2.9 Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Exhibit A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on Exhibit A.
          2.10 Restrictive Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:
     (i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     (ii) “THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED AND COMMON STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
     (iii) “THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF AN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SECURITIES (OR, IN CERTAIN INSTANCES, THE PREDECESSOR IN INTEREST TO THE SECURITIES). COPIES

OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
     (iv) “THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED AND COMMON STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
     (v) “THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK AND MORE THAN ONE SERIES OF ITS CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”
     (vi) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.
     (vii) Any legend required by the “blue sky” laws of any state in which the Securities may be offered for sale.
     3. Representations and Warranties of the Company. The phrase “knowledge of the Company,” as used in this Article Three, shall mean the knowledge of any executive officer of the Company. The Company hereby represents and warrants to each Investor as of the Initial Closing as follows:
          3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) has the corporate power and authority to execute and deliver this Agreement, the Convertible Notes, the Warrants and the Shareholder Agreements; and (d) has the corporate power and authority to perform its obligations under the this Agreement, the Convertible Notes, the Warrants and the Shareholder Agreements. The Company is qualified to do business in each state and each foreign jurisdiction in which the nature of the Company’s business makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its subsidiary, taken as a whole, or on the transactions contemplated hereby or on the Shareholder Agreements, or on the authority or ability of the Company to perform its obligations hereunder (a “Material Adverse Effect”). No jurisdiction has claimed, in writing, that the Company or any subsidiary thereof is required to qualify as a foreign corporation therein, and the Company does not file any franchise, income or other tax returns in any jurisdiction other than California and Texas based upon the ownership or use of property therein or the derivation of income therefrom. Ceres Sementes do Brasil Ltda. (“Ceres Brazil”), the Company’s only subsidiary, (x) is a company duly organized and validly existing under the laws of Brazil and (y) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.
          3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Convertible Notes, the Warrants and each of the Shareholder Agreements and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Convertible Notes, (a) have been, or on the Closing will be, duly authorized by all necessary corporate action of the Company; (b) do not, or will not on the Closing, contravene the terms of the Restated Certificate of Incorporation as proposed to be amended (a copy of which is attached as Exhibit D) or the By-laws, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of any material contractual obligation of the Company or Ceres Brazil in any material respect, (d) except as would not result in a Material Adverse Effect, do not violate any law applicable to the Company, and (e) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental agency against, or binding upon, the Company. Upon issuance following the conversion of the Convertible Notes, the Common Stock or Series G Preferred Stock issuable upon conversion thereof, and the Common Stock issuable upon conversion of the Series G Preferred Stock (and upon exercise of the Warrant issued in connection therewith, if any) will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights (except such as have been duly waived), with the holders being entitled to all rights accorded to a holder of Common Stock or Series G Preferred Stock under the Restated Certificate of Incorporation of the Company.
          3.3 Government Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental agency or other person and no lapse of a waiting period is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Convertible Notes and Warrants) by, or enforcement against, the Company of this Agreement, the Convertible Notes, the Warrants and the Shareholder Agreements or the transactions contemplated hereby and thereby, except for any filings pursuant to Regulation D, state “blue sky” laws and the filing of the amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which will have been filed as of the Initial Closing.
          3.4 Binding Effect. (i) This Agreement and the Convertible Notes and each of the Shareholder Agreements have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity) and (ii) the Warrants, if issued, will have been duly executed and delivered by the Company, and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).
          3.5 Litigation. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any governmental agency against the Company or Ceres Brazil which would, if adversely determined, have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement, the Convertible Notes, the Warrants or the Shareholder Agreements. No order has been issued by any court or other governmental agency against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement, the Convertible Notes, the Warrants or the Shareholder Agreements.
          3.6 Compliance with Laws.
     (a) Each of the Company and Ceres Brazil is in compliance with (i) all requirements of law including laws regarding the importation and exportation of transgenic plants and seeds and the U.S. Foreign Corrupt Practices Act of 1977, as amended, to the extent currently applicable to the Company’s or Ceres Brazil’s business, and (ii) all rules and regulations applicable to the Company’s and or Ceres Brazil’s current business promulgated by any state or federal agency exercising jurisdiction with respect to transgenic plants and seeds, including without limitation the United States Department of Agriculture, the United States Environmental Protection Agency, and the United States Food and Drug Administration, except to the extent that the failure to comply with such requirements in (i) and (ii) above would not have a Material Adverse Effect on the Company.
     (b) Each of the Company and Ceres Brazil is in compliance with all orders issued by any court or governmental agency against it or with respect to its business or related operations, except to the extent that the failure to comply with such orders would not have a Material Adverse Effect on the Company.
     (c) (i) Each of the Company and Ceres Brazil has all licenses, permits, orders and approvals of any governmental agency (collectively, “Permits”) that are necessary for its business as currently conducted; (ii) such Permits are in full force and effect; (iii) no violations are or have been recorded in respect of any Permit; except in each case to the extent that the failure to have such Permits, the failure of any Permit to be in full force and effect or the violation of any such Permit would not have a Material Adverse Effect on the Company.
     (d) To the knowledge of the Company, no material expenditure is presently required by the Company or Ceres Brazil to comply with any existing requirement of law, currently applicable to the Company, or order of any government agency.

     (e) To the knowledge of the Company, the property, assets and operations owned or leased by the Company or Ceres Brazil comply with all applicable environmental laws, while so owned or leased except to the extent that any failure to comply would not have a Material Adverse Effect on the Company.
          3.7 Capitalization.
     (a) Schedule 3.7 sets forth the authorized, outstanding and treasury capital stock of the Company as of May 31, 2011 detailed by class and series, and all outstanding options and warrants to acquire capital stock of the Company, and in the case of options and warrants, setting forth the applicable exercise price as of May 31, 2011 with respect thereto, and in the case of preferred stock, setting forth the applicable conversion price as of May 31, 2011 for each series of preferred stock of the Company. Except as set forth on Schedule 3.7 and except for the Convertible Notes issued at the Initial Closing and the Securities issuable upon conversion thereof, there are no shares of any equity security of the Company issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which the Company is a party or may be bound requiring the issuance or sale of shares of any capital stock of such the Company, and there are no contracts or other agreements by which the Company is or may become bound to issue additional shares of capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares. Except as set forth in Schedule 3.7 and other than the Voting Agreement, there are no voting trusts, proxies or other agreements to which the Company is a party that relate to voting of shares of the Company’s capital stock.
     (b) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
          3.8 No Default or Breach; Contractual Obligations. The Company or Ceres Brazil has not received notice of, and is not in default under, or with respect to, any contractual obligation, which, individually or together with all such defaults, would have: (i) a Material Adverse Effect on the Company or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Convertible Notes, the Warrants or the Shareholder Agreements.
          3.9 Consolidated Financial Statements. The Company has made available to each Investor its consolidated financial statements (balance sheet and statements of operations, cash flows and stockholders’ equity, together with the notes thereto) for the nine months ended May 31, 2011 (unaudited) (the “Interim Financial Statements”), the fiscal year ended August 31, 2010 (audited) (the “2010 Year-End Financial Statements”), the eight months ended August 31, 2009 (audited) (the “2009 Year-End Financial Statements”) and the fiscal year ended December 31, 2008 (audited) (the “2008 Year-End Financial Statements” and together with the 2009 Year-End Financial Statements and the 2010 Year-End Financial Statements, the “Year-End Financial Statements” and, together with the Interim Financial Statements, the “Financial

Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the Interim Financial Statements do not contain footnotes or typical year-end adjustments. The Financial Statements fairly present the financial position, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated, subject in the case of the Interim Financial Statements to normal year-end audit adjustments.
          3.10 Taxes. (a) (i) The Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, “Taxes” or, individually, a “Tax”), which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, and has timely paid any Taxes including additions, interest and penalties, required to be paid by it on or before such date, except as are currently being contested in good faith and where the failure to pay any such Tax or amounts owed in connection with any such Tax would not result in a Material Adverse Effect; (ii) the Company has timely filed returns or extensions for Taxes that it is required to file on and through the date hereof, except where the failure to file any return or extension would not result in a Material Adverse Effect.
          (b) On the due date thereof, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid (i) in connection with the sale and transfer of the Securities to be sold to each Investor hereunder and (ii) upon the issuance of any Series G Preferred Stock or Common Stock upon a conversion of the Convertible Notes or the Series G Preferred Stock, in each case, will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been fully complied with.
          3.11 No Material Adverse Change: Ordinary Course of Business. Since May 31, 2011, there has not been any material adverse change in the condition (financial or otherwise), or in the business affairs or business prospects, of the Company or Ceres Brazil. Neither the Company nor Ceres Brazil is a party to any transaction other than transactions in the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders and, except as set forth in the agreements listed on the Schedules hereto and the filing of a registration statement on Form S-1 with the SEC on May 23, 2011 (the “Form S-1”) related to the Company’s initial public offering, has not since May 31, 2011 engaged or committed to engage in a material transaction outside of the ordinary course of business.
          3.12 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Securities. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Securities so as to require the registration of any of the Securities pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws.

          3.13 Title to Assets. The Company owns and has good, valid and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the “Assets”), except where the failure to own or have such title would not have a Material Adverse Effect, in each case free and clear of all liens, except for (a) liens described on the notes to the Financial Statements, (b) liens on Assets not material to the Company’s business and (c) liens specifically described on Schedule 3.13 hereto.
          3.14 Liabilities. Except as set forth in Schedule 3.14, neither the Company nor Ceres Brazil has any existing obligation or existing liability (“Liabilities”) other than (i) Liabilities fully and adequately reflected or reserved against on the Interim Financial Statements, (ii) Liabilities incurred since May 31, 2011 in the ordinary course of business, and (iii) Liabilities that would not exceed three million dollars ($3,000,000). The Company has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or Ceres Brazil except in the ordinary course of business.
          3.15 Intellectual Property.
     (a) As used in this Agreement, the term “Intellectual Property” means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof in any country; (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith in any country; (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith in any country; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, data, designs, drawings and specifications) and (v) all other intellectual property rights (including all intellectual property rights acquired through license agreements or similar arrangements with third parties, other than licenses to commercially available software).
     (b) Schedule 3.15(b) contains a complete and accurate list of all agreements, licenses, sublicenses, permissions or other arrangements relating to Intellectual Property to which the Company is a party or by which the Company is bound and that are material to the Company’s business as currently conducted or currently contemplated to be conducted. There are no outstanding and, to the knowledge of the Company, no material threatened disputes or disagreements with respect to any such agreement. To the knowledge of the Company, the Company or Ceres Brazil is not in material breach of, and has complied in all material respects with all terms of, any license agreement to which it is a party that covers technology necessary to conduct the Company’s and Ceres Brazil’s business in the manner in which it is currently conducted and in the manner in which it is currently contemplated to be conducted, except to the extent that such breach or non-compliance would not have a Material Adverse Effect.

     (c) To the knowledge of the Company, the Company and Ceres Brazil own or have the right to use pursuant to license, sublicense, agreement or other permission all Intellectual Property necessary for the operation of its business as currently conducted, except where the failure to do so would not have a Material Adverse Effect. The Company or Ceres Brazil has taken all reasonable actions to maintain and protect all of its Intellectual Property that it owns or uses, except to the extent where the failure to take any such action has not had and is not reasonably expected to have a Material Adverse Effect.
     (d) Neither the Company nor Ceres Brazil has received any written communications alleging that the Company or Ceres Brazil has infringed or, by conducting its business as currently contemplated to be conducted, would infringe any of the Intellectual Property of any other person or entity.
     (e) To the knowledge of the Company, neither the Company nor Ceres Brazil has infringed or, by conducting its business as currently conducted and as currently contemplated to be conducted, would infringe any valid patents issued as of the date hereof of any other person or entity, except to the extent that such infringement would not have a Material Adverse Effect.
     (f) Neither the Company nor Ceres Brazil has been notified of any inventorship challenges or any interference having been declared or provoked with respect to the patents and patent applications included within the Intellectual Property.
     (g) To the Company’s knowledge, no third party has infringed or misappropriated, and no third party is currently infringing or misappropriating any issued patent owned by the Company or Ceres Brazil.
          3.16 Severance Arrangements. Except as set forth on Schedule 3.16 and except as may be required by applicable law, neither the Company nor Ceres Brazil has entered into any severance or similar arrangement in respect of any present or former members of the Company’s or Ceres Brazil’s senior management that will result in any obligation (absolute or contingent) of the Company or Ceres Brazil to make any payment to any present or former members of the Company’s or Ceres Brazil’s senior management following termination of employment.
          3.17 Employee Matters. Except as set forth on Schedule 3.17 and except as may be required by applicable law, neither the Company nor Ceres Brazil is a party to any employment agreement (other than “at will” employment relationships) or collective bargaining agreement. The Company or Ceres Brazil does not sponsor, maintain, contribute to, and is not obligated to contribute to, any material employee benefit plan or arrangement other than those described in Schedule 3.17 and except as may be required by applicable law. The Company and Ceres Brazil are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No executive officer of the Company or Ceres Brazil has notified the Company or Ceres Brazil that such officer intends to leave or otherwise terminate such officer’s employment with the

Company or Ceres Brazil. To the Company’s knowledge, no executive officer of the Company or Ceres Brazil is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, with any person other than the Company or Ceres Brazil, and the continued employment of each such executive officer does not subject the Company or Ceres Brazil to any liability with respect to any of the foregoing matters.
          3.18 Material Contracts. Except for those agreements referenced on Schedule 3.15(b), Schedule 3.16, Schedule 3.17 or Schedule 3.18, neither the Company nor Ceres Brazil is a party to a contract or other agreement (i) the loss or cancellation of which, or default by the Company, Ceres Brazil or the other parties thereto, would reasonably be expected to have a Material Adverse Effect, (ii) which imposes on the Company or Ceres Brazil material future payments or other obligations, (iii) which limits the Company’s right to pursue any business in any geographical area in any material respect or (iv) which is with a director or an executive officer (in each case other than ordinary compensation matters and agreements related to the Company’s securities) or with a stockholder or affiliate of the Company (other than agreements related to the Company’s securities).
          3.19 Insurance. Each of the Company and Ceres Brazil is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company and Ceres Brazil believes to be prudent and customary in the businesses in which they are engaged. Neither the Company nor Ceres Brazil has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.
          3.20 No Registration. Neither the Company, nor Ceres Brazil, or any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act.
          3.21 Investment Company Status. The Company is not, and after giving effect to the offering and sale of the Securities, would not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          3.22 Going Concern of Company. On the Closing, after giving effect to the offering and sale of the Convertible Notes, (i) the consolidated fair value of the assets of the Company and Ceres Brazil on a going concern basis will exceed the sum of its stated liabilities and identified contingent liabilities as set forth in the Interim Financial Statements; and (ii) the Company and Ceres Brazil, on a consolidated basis, will not be unable to pay its debts (contingent or otherwise) as they mature or otherwise insolvent. In computing the amount of such contingent liabilities at any time, such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represent the amount that can reasonably be expected to become an actual or matured liability.
          3.23 Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries, nor any director or officer, and to the knowledge of the Company, any employee,

nor any individual or entity acting on behalf of the Company or its subsidiaries has taken any action on behalf of or for the benefit of the Company or its subsidiaries in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage to assist in obtaining or retaining business for the Company or its subsidiaries.
          3.24 OFAC Requirements. Neither the Company nor, to the Company’s knowledge, Ceres Brazil, or any person acting on their behalf in connection with this Agreement, has engaged directly or indirectly in any transaction that evades or avoids, or has the purpose of evading or avoiding, or violates the requirements or prohibitions set forth in any Anti-Terrorism Law. Neither the Company nor, to the Company’s knowledge, Ceres Brazil (i) has assets in a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/ or as otherwise published from time to time (“Sanctioned Countries”), (ii) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC (“Sanctioned Person”), or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Convertible Note will be used or have been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
          3.25 Title Property. The Company and Ceres Brazil have good and marketable title in fee simple to all real property and good and marketable title to all personal property (excluding any Intellectual Property which is addressed in Section 3.15 of this Agreement) owned by them which is material to the business of the Company on a consolidated basis, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and Ceres Brazil. Any real property and facilities held under lease by the Company or Ceres Brazil are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and Ceres Brazil.
          3.26 Environmental Laws. The Company and Ceres Brazil (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. There are no claims pending, or, to the knowledge of the Company, potential claims threatened against the Company or Ceres Brazil, arising under Environmental Laws (including any potential claims by any governmental agency or third-parties for clean-up of properties). As used in this Agreement, “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
          3.27 Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the consolidated financial statements of the Company included in the Form S-1 is an independent registered public accounting firm as required by the Securities Act.
          3.28 Disclosure. No representation or warranty of the Company contained in this Agreement, and no information in any Schedule to this Agreement contains any untrue statement of a material fact or omits any material fact necessary, in light of the circumstances under which it was made, to make the information contained therein not misleading.
     4. Additional Agreements.
          4.1 Further Limitations on Disposition. Without in any way limiting the representations made by each Investor in Section 2, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:
     (a) (i) Each Investor shall have notified the Company of the proposed disposition, (ii) such Investor shall have complied with the terms of the Right of First Refusal and Co-Sale Agreement to the extent applicable and (iii) the transferee shall have agreed in writing for the benefit of the Company to provide the representations and warranties in Section 2 hereof and be bound by the Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement to the extent applicable and (iv) if reasonably requested by the Company, each Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that the proposed disposition will not require registration of any Securities under the Securities Act; or
     (b) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement.
     (c) The Company shall not be required (i) to transfer on the Company’s books any Securities which have been transferred or sold without the representations and warranties in Section 2 hereof being made by the transferee or in violation of the provisions of this Section 4, or (ii) to treat as the owner of the shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Securities have been transferred in contravention of this Agreement.
          4.2 Financial Information.

     (a) For so long as an Investor shall hold at least $2,500,000 principal amount of Convertible Notes or 384,615 shares of Series G Preferred Stock, as the case may be, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days thereafter, the Company will furnish to such Investor upon such Investor’s written request, a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year. Such financial statements shall be accompanied by a report and opinion thereon by an independent registered public accounting firm selected by the Company’s Board of Directors.
     (b) For so long as an Investor shall hold at least $2,500,000 principal amount of Convertible Notes or 384,615 shares of Series G Preferred Stock, as the case may be, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, the Company will furnish to such Investor upon such Investor’s written request a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.
     (c) The Company shall not be obligated to furnish any such information set forth in Section 4.2(a) and 4.2(b) hereof if the Company has filed or furnished such information with the SEC.
          4.3 Notification. Between the Effective Date and the Closing, the Company and each Investor will promptly notify the other party in writing if such notifying party becomes aware of any fact or condition that causes or constitutes a breach of any of such notifying party’s representations and warranties contained herein. Should any fact or condition require any change in any of the Disclosure Schedules if any such Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the notifying party will promptly deliver to the other party a supplement to any such Disclosure Schedule specifying such change.
     5. Corporate Securities Law. This offering is made in reliance on Rule 506 of Regulation D, promulgated under Section 4(2) of the Securities Act. The Securities are “covered securities” as defined in Section 18 of the Securities Act, and therefore the Securities are exempt from the registration or qualification requirements under any state securities law. Notwithstanding, the Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing; provided that, that the Company shall not be required to provide a copy of the Form D if the Form D is filed with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. As noted in Section 18(b)(4)(D) of the Securities Act, a state may require notice filings that are substantially similar to those required by rule or regulations under Section 4(2) that are in effect on September 1, 1996. The Company shall make all required notice filings with the state securities regulators.

     6. Conditions of Investors’ Obligations at the Closing. The obligations of each Investor to purchase the Securities at the Initial Closing or any subsequent Closing are subject to the fulfillment on or before such Closing of each of the following conditions, the waiver of which shall not be effective against each Investor without each Investor’s written consent.
          6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true in all material respects as of such Closing with the same effect as though such representations and warranties had been made on such Closing; provided, however, that the representations and warranties of the Company that are otherwise qualified by materiality shall be true and correct in all respects.
          6.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.
          6.3 No Material Adverse Effect. No event that has or reasonably could be expected to have a Material Adverse Effect on the Company shall have occurred as of such Closing.
          6.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing.
          6.5 Shareholder Agreements. The Company, each Investor and such other parties as are necessary shall have duly executed, delivered and entered into the following documents or duly executed, delivered and entered into a form of joinder agreement provided by the Company with respect to each of the following documents:
          (a) The Investors’ Rights Agreement;
          (b) The Right of First Refusal and Co-Sale Agreement; and
          (c) The Voting Agreement.
          6.6 The Amendment to the Restated Certificate of Incorporation. The Amendment to the Restated Certificate of Incorporation in the form attached hereto as Exhibit D shall have been filed with the Secretary of State of the State of Delaware.
          6.7 Legal Opinions. Each Investor shall have received opinions on such Closing from the Company’s counsel substantially in the forms attached hereto as Exhibit E.
          6.8 Convertible Note. Subject to Section 7.2 of this Agreement, each Investor shall have received a Convertible Note duly executed by the appropriate officer of the Company evidencing the principal amount of Convertible Notes purchased by such Investor and registered in the name of each Investor.

          6.9 Consents. The Company shall have obtained all the requisite waivers and consents of the existing shareholders of the Company as set forth in Exhibit F attached hereto.
          6.10 Original Warrants Extension. If an Investor purchases at least its full pro rata portion of the Convertible Notes being offered hereby, as determined pursuant to the Investors’ Rights Agreement based on an aggregate offering size of $15.0 million, the Company shall amend the termination and related provisions of any existing warrants to purchase shares of Common Stock originally issued to purchasers of the Company’s Series F Preferred Stock and Series G Preferred Stock (collectively, the “Original Warrants”) held by such Investor, in substantially the form set forth in Exhibit G and Exhibit H attached hereto, such amendments to be effective at the Closing; provided that no amendment shall be made to the Original Warrants held by any Investor that does not purchase at least its full pro rata portion of the Convertible Notes being offered hereby, as determined pursuant to the Investors’ Rights Agreement, based on an aggregate offering size of $15.0 million.
          6.11 Lock-Up Agreement. To the extent not otherwise a party to a lock-up agreement for the benefit of the underwriters in connection with the proposed initial public offering of shares of Common Stock, each Investor shall execute and deliver a lock-up agreement in the form provided by the Company.
          6.12 Officer’s Certificate. In the event the Closing occurs after the date hereof, the Company shall deliver a certificate of an officer of the Company in the form agreed by the parties.
     7. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to sell Securities to the Investors at the Initial Closing or any subsequent Closing are subject to the fulfillment on or before such Closing of each of the following conditions:
          7.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 2 shall be true in all material respects as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.
          7.2 Payment of Purchase Price. Each Investor shall have delivered the Purchase Price specified in Section 1.1.
          7.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing.
          7.4 Shareholder Agreements. The Company, each Investor and such other parties as are necessary shall have duly executed and delivered the following documents or duly executed, delivered and entered into a form of joinder agreement provided by the Company with respect to each of the following documents:
          (a) The Investors’ Rights Agreement;

          (b) The Right of Refusal and Co-Sale Agreement; and
          (c) The Voting Agreement.
          7.5 Consents. The Company shall have obtained all the requisite waivers and consents of the existing shareholders of the Company as set forth in Exhibit F attached hereto.
          7.6 Officer’s Certificate. In the event such Closing occurs after the date hereof, each Investor shall deliver a certificate of an officer of each Investor in the form agreed by the parties.
     8. Miscellaneous.
          8.1 Survival of Warranties. The warranties, representations and covenants of each Investor and of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or any Investor. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
          8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          8.3 Governing Law; Jurisdiction; Jury. This Agreement shall be governed by and construed under the laws of the State of New York without resort to the State’s conflicts of laws rules. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective subsidiaries, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

          8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with Federal Express or the United Parcel Service for overnight delivery, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.
          8.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each such Investor is responsible.
          The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
          8.8 Expenses. At the Closing, the Company shall reimburse (i) Cosan Cayman Finance Limited for the reasonable documented legal fees in an amount not to exceed $35,000 of its designated counsel, and (ii) the Investors (excluding Cosan Cayman Finance Limited) for the reasonable documented legal fees in an amount not to exceed $35,000, of one counsel representing such Investors, in each case, in connection with such counsel’s review of this Agreement, the Convertible Notes and the Warrants.
          8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least seventy-five percent (75%) of the then outstanding principal amount of Convertible Notes, or in the event such Convertible Notes have been automatically converted pursuant to the terms thereof, the holders of at least seventy-five percent (75%) of the then outstanding shares of Common Stock or Series G Preferred Stock, as the case may be, issued to the holders of the Convertible Notes in connection with such conversion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          8.11 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement and the documents referred to herein are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement and the documents referred to herein. Nothing contained herein or in any document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement and the documents referred to herein. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other documents referred herein, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
          8.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first above written.
COMPANY:

CERES, INC.

By:	/s/ Richard Hamilton

Name: Richard W. Hamilton, Ph.D.
Title: President and Chief Executive Officer
INVESTOR:

ROTHSCHILD TRUST GUERNSEY LIMITED AS TRUSTEE F/B/O THE AMBERGATE TRUST

By:	/s/ AF Cranchi

Name: AF Cranchi
Title: Director

By:	/s/ SR Lowe

Name: SR Lowe
Title: Authorised Signatory

ARTAL LUXEMBOURG S.A.

By:	/s/ Bernard Darimont

Name: Bernard Darimont
Title: Managing Director

GIMV N.V.

By:	/s/ Alex Brabers

Name: Alex Brabers
Title: Gimv Partner

By:	/s/ Edmond Bastyns

Name: Edmond Bastyns
Title: Gimv Partner
Signature Page to Convertible Note Purchase Agreement

ADVIESBEHEER GIMV LIFE SCIENCES 2004 N.V

By:	/s/ Alex Brabers

Name: Alex Brabers
Title: Gimv Partner

By:	/s/ Edmond Bastyns

Name: Edmond Bastyns
Title: Gimv Partner

H&Q HEALTHCARE INVESTORS

By:	/s/ Laura Woodward

Name: Laura Woodward
Title: Treasurer
Limitation of Liability. The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Healthcare Investors.

H&Q LIFE SCIENCES INVESTORS

By:	/s/ Laura Woodward

Name: Laura Woodward
Title: Treasurer
Limitation of Liability. The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Life Sciences Investors.

THE KILEY REVOCABLE TRUST

By:	/s/ Nancy Lynne Methven Kiley

Name: Nancy Lynne Methven Kiley
Trustee
Signature Page to Convertible Note Purchase Agreement

EDMUND AND ELLEN OLIVIER REVOCABLE FAMILY TRUST

By:	/s/ Edmund M Olivier de Vezin

Name: Edmund M Olivier de Vezin
Trustee

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

BY: WARBURG PINCUS IX, LLC, ITS GENERAL PARTNER

BY: WARBURG PINCUS PARTNERS, LLC, ITS SOLE MEMBER

BY: WARBURG PINCUS & CO., ITS MANAGING MEMBER

By:	/s/ David B Krieger

Name: David B. Krieger
Title: Partner
Signature Page to Convertible Note Purchase Agreement

SCHEDULE OF EXCEPTIONS
Schedule 3.7
Capitalization
The total number of shares of Common Stock which the Company is authorized to issue is 75,000,000 shares as of the Closing, of which 5,980,417 are issued and outstanding as of May 31, 2011.
The total number of shares of Preferred Stock which the Company is authorized to issue is 53,512,844 shares as of the Closing, of which 6,733,875 shares are designated Series A Preferred Stock, 4,755,313 shares are designated Series B Preferred Stock, 14,550,000 shares are designated Series C Preferred Stock, 2,264,681 shares are designated Series C-1 Preferred Stock, 4,583,335 shares are designated Series D Preferred Stock, 3,351,794 shares are designated Series E Preferred Stock, 11,581,538 shares are designated Series F Preferred Stock and 5,384,616 shares will be designated Series G Preferred Stock.
6,733,875 shares of Series A Preferred Stock, 3,640,000 shares of Series B Preferred Stock, 12,405,418 shares of Series C Preferred Stock, 2,181,796 shares of Series C-1 Preferred Stock, 3,150,012 shares of Series D Preferred Stock, 3,333,333 shares of Series E Preferred Stock, 11,538,462 shares of Series F Preferred Stock are issued and outstanding as of the date hereof, and 3,076,923 shares of Series G Preferred Stock will be issued and outstanding as of the Closing. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock issued and outstanding as of the Closing will be convertible into Common Stock at their respective Conversion Prices (Series A Preferred Stock — $1.00 per share, Series B Preferred Stock — $2.00 per share, Series C Preferred Stock — $4.00 per share, Series C-1 Preferred Stock - $4.00 per share, Series D Preferred Stock — $6.00 per share, Series E Preferred Stock — $6.50 per share, Series F Preferred Stock — $6.50 per share and Series G Preferred Stock — $6.50 per share) as adjusted in accordance with the Certificate of Incorporation.
Warrants to purchase an aggregate of 18,461 shares of Series E Preferred Stock, exercisable at $6.50 per share, 43,076 shares of Series F Preferred Stock at $6.50 per share, 600,000 shares of Common Stock, exercisable at $10.00 per share, and 5,384,620 shares of Common Stock, exercisable at $6.50 per share are issued and outstanding as of the date hereof. There was a total of 7,127,246 options to purchase Common Stock issued and outstanding as of May 31, 2011, of which 2,108,500 are exercisable at $0.60 to $0.65 per share, 1,264,083 are exercisable at $1.30 to $1.35 per share, 2,930,163 are exercisable at $2.25 per share, and 824,500 are exercisable at $2.44 per share. As of May 31, 2011, there were 759,599 options available for issuance under the Company’s 2010 Stock Option/Stock Issuance Plan. During June and July 2011, the Company issued 759,599 of stock options with an exercise price between $5.59 and $5.72.
Schedule 3.7

Schedule 3.13
Title to Assets
Liens included in the following agreements:
1.	Loan and Security Agreement dated as of January 29, 2010 between the Company and Silicon Valley Bank, as amended.
Schedule 3.13

Schedule 3.14
Liabilities
     None.
Schedule 3.14

Schedule 3.15(b)
Agreements relating to Intellectual Property
1.	Exclusive License Agreement between Cambridge University Technical Services, Ltd. and the Company dated November 1, 2001.

2.	Collaboration Agreement between Institute of Crop Sciences of the Chinese Academy of Agricultural Sciences and the Company dated November 15, 2007, as amended.

3.	Collaboration Agreement between Institute of Biological, Environmental and Rural Sciences of Aberystwyth University and the Company dated April 1, 2007, as amended.

4.	Enabling Technology License Agreement between Monsanto Company and the Company dated April 1, 2002.

5.	Master Research Agreement between the Samuel Roberts Noble Foundation, Inc. and the Company dated May 19, 2006.

6.	Evaluation, Production and License Agreement between the Samuel Roberts Noble Foundation, Inc. and the Company dated May 19, 2006.

7.	License Agreement for NF/GA992 and NF/GA993 between the Samuel Roberts Noble Foundation, Inc. and the Company dated December 1, 2008.

8.	License Agreement for NF/GA002 between the Samuel Roberts Noble Foundation, Inc. and the Company dated September 1, 2009.

9.	Sponsored Research Agreement between The Texas Agricultural Experiment Station of The Texas A&M University System and the Company dated August 29, 2007, as amended.

10.	Intellectual Property Rights Agreement between The Texas Agricultural Experiment Station of The Texas A&M University System and the Company dated August 29, 2007.

11.	Line License Agreement between The Texas A&M University System and the Company dated October 16, 2009.

12.	Material Transfer and Evaluation Agreements between The Texas A&M University System and the Company dated April 23, 2008, as amended.

13.	Line License Agreement between The Texas A&M University System and the Company dated July 12, 2011.
Schedule 3.15(b)

Schedule 3.16
Severance Agreements
1.	One member of senior management is entitled to severance pay of one year’s base salary from the date of termination of his employment agreement if the Company terminates this member of senior management “at-will”.

2.	One member of senior management is entitled to severance pay of nine (9) months base salary from the date of termination of their employment agreement if the Company terminates this member of senior management without cause.

3.	One member of senior management is entitled to severance pay of twelve (12) months base salary in the event of an acquisition of the Company.

4.	One member of senior management of Ceres Sementes do Brasil Ltda. is entitled to severance pay of ten (10) months base salary (including the one month mandatory prior notice) as of the day of separation if the separation is for any reason except voluntary or for cause, and if the separation takes place in the first year measured from the employment commencement date.

5.	The Company is planning to enter into Employment Agreements with each of its executive officers effective upon the Company’s initial public offering, which Employment Agreements will provide for severance pay (i) of one (1) year’s base salary if the Company terminates the employment of the executive officer except for cause, or if the executive officer resigns for “good reason” plus a pro-rated bonus if the termination occurs after the midpoint of the Company’s fiscal year or (ii) of two (2) years’ base salary if such termination or resignation occurs less than six months prior to or within twelve months from a change of control of the Company.

6.	Award agreements under the Company’s 2000 Stock Option/Stock Issuance Plan, as amended and the 2010 Stock Option/Stock Issuance Plan, as amended, provide for accelerated vesting of awards in the event of an “involuntary termination” within 12 months after a change in control of the Company. The Company has adopted a 2011 Equity Incentive Plan that also provides for accelerated vesting of equity awards in the event of a “qualifying termination” in connection with a change in control of the Company.
Schedule 3.16

Schedule 3.17
Employee Matters
1.	Benefit plans and arrangements.
1.1	Health Insurance: the Company offers employees and their eligible dependents a comprehensive health insurance plan, including medical, dental, vision, and prescription drug coverage.

1.2	401(k) Retirement Plan: the Company provides a 401(k) plan and makes matching contributions to qualified employees. Roth 401 (k) option is also available.

1.3	2000 Stock Option/Stock Issuance Plan, as amended and restated on August 4, 2006, revised August 19, 2008, and the award agreements granted thereunder.

1.4	2010 Stock Option/Stock Issuance Plan, and the award agreements granted thereunder.

1.5	2011 Equity Incentive Plan, and any award agreements granted thereunder.

1.6	Performance Incentive Plan, and any award agreements granted thereunder.

1.7	Flexible Spending: the Company offers Healthcare and Dependent Care reimbursement accounts, which allow pre-tax deductions for medical premiums, un-reimbursed medical expenses, and dependent care.

1.8	Aflac Insurance: the Company provides supplemental life and accident insurance through Aflac.

1.9	Paid Time Off: the Company offers fifteen PTO days per calendar year (subject to accrual maximum)

1.10	Holiday: the Company offers ten paid holidays per year.

1.11	Tuition Reimbursement: the Company offers tuition expense reimbursement for approved courses.

1.12	Fitness Program: the Company offers discounted corporate membership with a local health club.

1.13	Life Insurance: the Company provides employees with basic life insurance and accidental death & dismemberment coverage.

1.14	Supplemental Life Insurance: the Company offers additional life insurance and accidental death & dismemberment coverage for employees, spouses and children at a minimum cost.

1.15	Short-Term Disability: employees are provided with paid sick time off work for use in the event of personal illness or injury.
Schedule 3.17

1.16	Long-Term Disability Insurance: employees are provided with long-term disability insurance benefits.
2.	Certain special arrangements..
2.1	The agreement pursuant to which the Chief Executive Officer provides services to the Company can be terminated by either party by giving ninety (90) days written notice.

2.2	The employment agreements of three members of senior management provide for six (6) months’ notice to be given by the Company in case of termination “at-will”, or by the member of senior management in case of resignation.

2.3	The employment agreements of three members of senior management provide that in the first year of employment these members of senior management cannot be terminated except for cause.

2.4	The employment agreement of one employee of Scientific Manager level provides that in the first year of employment this employee cannot be terminated except for cause.

2.5	The Company is planning to enter into Employment Agreements with each of its executive officers effective upon the Company’s initial public offering, which Employment Agreements will provide for severance pay (i) of one (1) year’s base salary if the Company terminates the employment of the executive officer except for cause, or if the executive officer resigns for “good reason” plus a pro-rated bonus if the termination occurs after the midpoint of the Company’s fiscal year or (ii) of two (2) years’ base salary if such termination or resignation occurs less than six months prior to or within twelve months from a change of control of the Company.
3.	Benefits plans and arrangements — Ceres Sementes do Brasil Ltda.
3.1.	Health Insurance — the Company offers employees and their eligible dependents a comprehensive health insurance plan, including medical and dental coverage.

3.2.	Life Insurance - the Company provides employees with basic life insurance and accidental death & disability coverage.

3.3.	Pension Plan — the Company provides pension plan and makes matching contributions to qualified employees.

3.4.	Holiday — the Company provides statutory national holidays.
Schedule 3.17

3.5.	2010 Stock Option/Stock Issuance Plan, and the awards agreements granted thereunder.
4.	Employment Agreements with executive officers

The Company is planning to enter into Employment Agreements with each of its executive officers effective upon the Company’s initial public offering.
None of the listed agreements contain severance arrangements except as set forth in Schedule 3.16.
Schedule 3.17

Schedule 3.18
Material Contracts
1.	Agricultural Lease Agreement between John & Connie Giesenschlag and the Company dated November 1, 2007.

2.	Ground Lease Agreement between John & Connie Giesenschlag and the Company dated April 1, 2008.

3.	Loan and Security Agreement between Silicon Valley Bank and the Company dated January 29, 2010, as amended.

4.	Exclusive Consultancy Agreement between Robert B. Goldberg and the Company dated January 1, 2006, as amended.

5.	Consulting Agreement between Walter De Logi and the Company dated May 20, 1999.
Schedule 3.18

EXHIBIT A
SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Principal Amount ($)	Full Pro Rata Portion
Rothschild Trust Guernsey Limited as Trustee F/B/O the Ambergate Trust PO Box 472, St. Peter’s House Le Bordage, St. Peter Port GY1 6AX Guernsey	$3,350,000	$1,388,341

Artal Luxembourg S.A. 105 Grand-Rue L-1661 Luxembourg	$5,000,000	$1,862,129

Adviesbeheer Gimv Life Sciences 2004 N.V. Karel Oomsstraat 37 B-2018 Antwerpen Belgium	$136,379	$42,536*

Gimv N.V. Karel Oomsstraat 37 B-2018 Antwerpen Belgium	$772,813	$866,656*

The Kiley Revocable Trust	$100,000	$3,498

H&Q Healthcare Investors 2 Liberty Square, Ninth Floor Boston, MA 02109	$165,554	$165,554

H&Q Life Sciences Investors 2 Liberty Square, Ninth Floor Boston, MA 02109	$108,086	$108,086

Warburg Pincus Private Equity IX, L.P. 450 Lexington Avenue, 35th Floor New York, NY 10017	$1,592,400	$1,574,065

Edmund and Ellen Olivier Revocable Family Trust	$200,000	N/A

TOTAL:	$11,425,232.00

*	Gimv funds treated as one for pro rata calculation.

A-1

EXHIBIT B
FORM OF CONVERTIBLE NOTE
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE
Ceres, Inc.
Thousand Oaks, California
          Ceres, Inc., a Delaware corporation, the principal office of which is located at 1535 Rancho Conejo Boulevard, Thousand Oaks, California 91320, or any corporation which shall succeed to or assume the obligations of Ceres, Inc. (the “Company”) under this Convertible Subordinated Promissory Note (this “Note”), for value received, hereby promises to pay to [•] (the “Holder”), or its registered assigns, the sum of [•] ($[•]) or such lesser amount as shall then equal the outstanding principal amount hereof, on the terms and conditions set forth hereinafter. The principal hereof, as set forth below, shall be due and payable upon the occurrence of an Event of Default (as defined below). Payment for any amounts due hereunder shall be made by mail to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located. The issuance date of this Note shall be August 1, 2011 (the “Issuance Date”).
          The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Interest. Neither the indebtedness evidenced by this Note nor any amounts owed hereunder shall bear interest.
     2. Events of Default. If any of the events specified in this Section 2 shall occur prior to the automatic conversion of this Note pursuant to Section 4 (herein individually referred to as an “Event of Default”), the entire outstanding principal amount shall immediately become due and payable. The Company expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind.
     (i) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or
     (ii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.
     3. Prepayment. The Company may not prepay any outstanding principal amount due under this Note on or prior to the six month anniversary of the Issuance Date, except in the event of a Change of Control Transaction pursuant to Section 4.3 hereof.
     4. Conversion.
          4.1 Automatic Conversion.
     (i) If, on or prior to the six month anniversary of the Issuance Date, the Company consummates a sale of its common stock, par value $.01 per share (the “Common Stock”) in a bona fide, firm commitment underwriting pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock on either the New York Stock Exchange or the Nasdaq Global Market resulting on the date of closing of such offering in aggregate proceeds to the Company and any selling security holders of an amount not less than $40,000,000 (a “Qualified Initial Public Offering”), this Note shall be automatically converted on such date into shares of Common Stock at a price per share equal to the product of (A) the per share offering price to the public of the Common Stock in the Qualified Initial Public Offering as set forth on the cover of the Company’s final prospectus related to the Qualified Initial Public Offering, multiplied by (B) 0.80 (the “IPO Conversion Price”).
     (ii) In the event that the Company does not consummate a Qualified Initial Public Offering on or prior to the six month anniversary of the Issuance Date, this Note (x) shall automatically be converted into shares of Series G Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series G Preferred Stock”) at a price of $6.50 per share (the “Modified Conversion Price”) and (y) the Holder of this Note shall receive warrants to purchase shares of Common Stock (the “Warrants”) pursuant to Section 5 hereof, in each case on such date.
          4.2 Conversion Procedures. If this Note is automatically converted pursuant to Section 4.1 hereof, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, (i) notifying the Holder of the conversion, specifying whether the conversion price is the IPO Conversion Price or the Modified Conversion Price, the principal amount of the Note to be converted, the date on which such conversion will occur and, if applicable, the number of Warrants to be received upon conversion of this Note pursuant to Section 5, and (ii) calling upon such Holder to surrender this Note to the Company, in the manner and at the place designated in such notice.
          4.3 Merger, Sale of Assets, Etc. If at any time prior to the conversion of this Note pursuant to Section 4.1, the Company consummates (i) a sale of all or substantially all of the assets of the Company to another corporation, or (ii) a merger or consolidation of the Company into another corporation, unless the stockholders of the Company shall own, immediately prior to such merger, consolidation or sale, at least a majority of the capital stock or voting power of the surviving or acquiring corporation (or a parent entity thereof) (each of (i) and (ii), a “Change of Control Transaction”), then the Holder of this Note shall be entitled to repayment of an amount equal to 2.0 times the outstanding principal amount of this Note.
          4.4 Adjustments for Stock Splits and Subdivisions. In the event the Company shall at any time or from time to time after the Issuance Date, fix a record date to effect a split or subdivision of the outstanding shares of Common Stock or to determine the holders of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Share Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the IPO Conversion Price or the Modified Conversion Price, as the case may be, shall be appropriate decreased so that the number of shares of Common Stock issuable upon conversion of this Note or the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock, as the case may be, shall be appropriately increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Share Equivalents.
          4.5 Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the IPO Conversion Price or the Modified Conversion Price, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note or the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock, as the case may be, shall be decreased in proportion to such decrease in outstanding shares.
          4.6 Mechanics and Effect of Conversion. No fractional shares of Common Stock or Series G Preferred Stock, as the case may be, shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares of Common Stock or Series G Preferred Stock, as the case may be, to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be paid in cash. Upon the conversion of this Note pursuant to Section 4.1 above, the Holder shall surrender this Note, duly endorsed, at the principal executive office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock or Series G Preferred Stock, as the case may be, to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by the agreement covering the issuance and sale of the Notes (the “Note Purchase Agreement”) and such other agreements and documents as may be contemplated thereby (together with the Note Purchase Agreement, the “Transaction Documents”), and applicable state and Federal securities laws in the opinion of counsel to the Company), together with the Warrants to the extent issuable pursuant to Section 5 and a check payable to the Holder for any cash amounts payable as described above. Such conversion shall be deemed to have been made upon the earlier to occur of: (i) the completion of a Qualified Initial Public Offering or (ii) the six month anniversary of the Issuance Date, as the case may be, and on and after such date the Holder of this Note entitled to receive the shares of Common Stock or Series G Preferred Stock, as the case may be, shall be treated for all purposes as the record Holder of such shares and a purchaser of such shares under the Note Purchase Agreement and shall be bound by the terms of the Transaction Documents. The shares of Common Stock or Series G Preferred Stock, as the case may be, shall be subject to the terms and have the rights, preferences, privileges and restrictions to be set forth in the Company’s Restated Certificate of Incorporation. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.
     5. Issuance of Warrants.
     (i) Upon conversion of this Note pursuant to Section 4.1(ii) hereof, the Holder shall receive a Warrant with a term of ten (10) years to acquire a number of shares of Common Stock equal to the number of shares of Series G Preferred Stock into which this Note has been converted pursuant to Section 4.1(ii) hereof.

     (ii) The exercise price of the Warrants shall be $6.50, subject to adjustment pursuant to the terms thereof.
     (iii) The terms of the Warrants are set forth in the form of Warrant Certificate attached hereto as Exhibit A.
          5.2 Subordination. Each Holder, by accepting the Note agrees that the principal, premium, if any, and other payment obligations of any kind evidenced by this Note are subordinated in right of payment, to the prior payment in full of all “Senior Indebtedness” of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed). The term “Senior Indebtedness” shall include: (i) money borrowed from banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money that is required to be senior to this Note by the terms of such indebtedness, (ii) indebtedness incurred in the ordinary course of business for the purpose of granting security interests in the Company’s accounts receivable or purchase orders for purposes of factoring or financing such accounts receivable or purchase orders respectively, or similar transactions, (iii) indebtedness identified as Senior Indebtedness (including all indebtedness under the Loan and Security Agreement dated as of January 29, 2010 between Silicon Valley Bank and the Company, as the same shall be amended, and (iv) purchase money security interests for equipment. The indebtedness evidenced by this Note shall be senior in right of payment in full to the prior payment in full of all indebtedness for borrowed money of the Company that is not Senior Indebtedness.
          In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or winding-up of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the Holder of this Note shall be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities) on account of principal of, or premium, if any, or any other payment obligations on this Note; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than any payment or distribution in the form of equity securities or subordinated securities), by set-off or otherwise, to which the Holder of this Note would be entitled but for the provisions of this Section 5.2 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy or receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably accordingly to the aggregate amount remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness.
     6. Covenants of the Holder. In further consideration of the agreements of the Holder herein contained, the Holder hereby agrees with the Company that any shares of Common Stock or Series G Preferred Stock, as the case may be, issued pursuant to this Note or pursuant to the exercise of any Warrants shall be subject to the Amended and Restated Investors’ Rights Agreement dated June 25, 2010, as amended; and the Sixth Amended and Restated Right of First

Refusal and Co-Sale Agreement dated June 25, 2010, as amended and the Amended and Restated Voting Agreement dated June 25, 2010, as amended.
     7. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns and transferees of the Company.
     8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holders of at least two-thirds of the principal amount of all then outstanding Notes; provided, however, that if such amendment, waiver or modification makes any change that, in the good faith judgment of the board of directors of the Company, as evidenced by a board resolution, adversely affects the rights of any Holder, such amendment, waiver and modification shall require the unanimous written consent of all the Holders of all then outstanding Notes.
     9. Transfer of this Note or Securities on Conversion Thereof. The Holder shall not offer, sell, transfer or otherwise dispose of this Note; provided, however, that the Holder may transfer this Note to its affiliates with the prior written consent of the Company. No Holder of this Note shall offer, sell, transfer or otherwise dispose of the securities into which this Note may be converted, except as provided in the Transaction Documents. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     10. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery to the party to be notified, five (5) days after deposit in the United States mail by registered, certified mail or express mail or three (3) days after deposit with Federal Express or United Parcel Service for overnight delivery, at the respective addresses of the parties as set forth herein. Any party hereto may by written notice so given change its address for future notice hereunder.
     11. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of the shares of Common Stock or Series G Preferred Stock, as the case may be, obtainable hereunder until, and only to the extent that, this Note shall have been converted.
     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.
     13. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Note to be issued this ____ day of August 2011.

CERES, INC.
By:
Richard Hamilton
President and Chief Executive Officer

Name of Holder:

Address:

EXHIBIT A to Form of Convertible Note
Form of Warrant Certificate

EXHIBIT C
FORM OF WARRANT AGREEMENT
          THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.
          THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
CERES, INC.
          This certifies that, for value received, [WARRANT HOLDER] (the “Holder”) is entitled, subject to the terms set forth below, to purchase from Ceres, Inc., a Delaware corporation (the “Company”) that certain number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as determined in Section 1 below, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number of shares for which this Warrant shall be exercisable and the Exercise Price per share of Common Stock are subject to adjustment from time to time as provided in Section 10 below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.
          1. Number of Shares. This Warrant shall be exercisable for an aggregate of [•] shares (the “Shares”) of Common Stock, subject to adjustment pursuant to Section 10 hereof.
          2. Term of Warrant. (a) This Warrant shall be exercisable at any time prior to the tenth anniversary of the date hereof. Nothing to the contrary withstanding, this Warrant shall terminate upon and may no longer be exercised after the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company’s assets to, another corporation, unless the stockholders of the Company immediately prior to such merger, consolidation or sale shall own, immediately after such merger, consolidation or sale, at least a majority of the capital stock or voting power of the surviving or acquiring corporation (or a parent entity thereof). The Company shall notify the Holder in writing of any transaction described in this Section 2 no later than thirty (30) days prior to, but not earlier than sixty (60) days prior to, the closing thereof.
          (b) To the extent that any Holder is required by law to make a filing or comply with a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”), in connection with such Holder’s exercise of this Warrant, the Company and such Holder shall use commercially reasonable efforts to comply with such Act, to the extent required by law in order to enable such Holder to exercise this Warrant, at the expense of such Holder.
          (c) In the event that such Holder has not received the required clearance under the Hart-Scott-Rodino Act before the termination of this Warrant, the term of this Warrant shall be extended for a period of up to fifty (50) days from the 10th (tenth) anniversary of the date hereof.
          3. Exercise Price. The exercise price shall be $6.50 per share (the “Exercise Price”), subject to adjustment pursuant to Section 10 hereof.
          4. Exercise of Warrant.
     (a) The purchase rights for the Shares represented by this Warrant are exercisable by the Holder in whole or in part, such number of Shares and the Exercise Price being subject to adjustment as provided in Section 10 below, at any time, or from time to time, during the term hereof as described in Section 2 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by cashier’s check or by wire transfer in immediately available funds, of the purchase price of the Shares to be purchased.
     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised. All other terms and conditions of such amended Warrant shall be identical to those contained herein. If the Holder shall have received a notice from the Company as contemplated by Section 2 hereof, the Holder may exercise this Warrant conditioned upon the closing of the offering, merger, consolidation or sale that is referenced in such notice.
     (c) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by the surrender of this Warrant at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the records of the Company) together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one share of the Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)
For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:
(i) in the event that the Common Stock is listed or admitted to trading on the NASDAQ Global Market or any other national securities exchange, the average of the last reported sales price on such exchange for the ten (10) consecutive trading days prior to the date of determination of such fair market value;

(ii) in the event such security is no longer listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and ask prices in the over-the-counter market on such date as shown by the NASD automated quotation system, or if such securities are not then quoted on such system, as published by the Pink OTC Markets Inc. or any similar successor organization, and in either case as reported by any member firm of any national securities exchange selected by the Company; or
(iii) in the event clauses (i) or (ii) are not applicable, the fair market value as determined by the Company’s Board of Directors in good faith.
          5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
          6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss of stock certificate and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
          7. Rights of Stockholders. Subject to Section 10 of this Warrant, the Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, such as any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.
          8. Transfer of Warrant.
     (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.
     (c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company. Any transfer of this Warrant must comply with the requirements of this Section 8, and any assignee or transferee of this Warrant shall be required to accept this Warrant subject to all rights and obligations of the Holder set forth herein. In addition, this Warrant may not be transferred in whole or in part without compliance with all applicable Federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding anything to the contrary herein, this Warrant is, and the securities for which it may be exercised will be, subject to the restrictions on transfer set out in the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 25, 2010, as amended (the “Right of First Refusal and Co-Sale Agreement”), among the Company, the Investors (as defined therein) and the Founders (as defined therein), except as provided in Section 3.2 of such Right of First Refusal and Co-Sale Agreement.
     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with all applicable Federal and state securities laws, and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.
     (e) Compliance with Securities Laws.
          (2) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and that the Holder will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities or blue sky laws.
          (3) This Warrant and all Shares issued upon exercise hereof shall be stamped or imprinted with legends in substantially the following forms (in addition to any legend required by state securities laws or any agreement to which the Holder is a party):

     (i) “THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS, AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     (ii) “THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”
          9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Restated Certificate of Incorporation, as the same shall be amended from time to time (the “Charter”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price all as set forth herein, will be duly authorized, validly issued and fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Warrant.
          10. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:
          10.1 Merger, Sale of Assets, Etc.
     (a) If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as a part of such reorganization, merger or consolidation, if any portion of the Warrant remains unexercised prior to such reorganization, merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger or consolidation, which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation or merger if this Warrant had been exercised immediately before such reorganization, merger or consolidation, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations or mergers, and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     (b) Notices of Record Date. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least ten (10) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.
          10.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.
          10.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.
          10.4 Adjustment for Issuance of Additional Stock. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall issue any capital stock or other securities that results in a decrease in the Conversion Price (as such term is defined in the Charter) of the Company’s Series G Preferred Stock, then concurrent with such reduction of such Conversion Price, the Exercise Price shall be reduced to the amount of such Conversion Price.
          10.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.
          11. Miscellaneous.
          11.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
          11.2 Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

          11.3 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and the Holder and its permitted successors and assigns.
          11.4 Waiver; Consent. Any term of this Warrant may be amended with the written consent of the Company and the Holder(s). No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          11.5 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized on [•], 2012.

CERES, INC.
By:
	Name:	Richard Hamilton
	Title:	President and Chief Executive Officer

[HOLDER]
By:
Name:
Title:

NOTICE OF EXERCISE
To: Ceres, Inc.
          (A) The undersigned hereby elects to purchase _____ shares of Common Stock, par value $.01 per share, of Ceres, Inc. (the “Shares”), pursuant to the terms of the attached Warrant.
          (B) The undersigned tenders herewith payment of the purchase price for such Shares in full:
☐	in cash

☐	elects to receive a number of shares upon exercise calculated in accordance with Section 4(c) of the Warrant, if such section is applicable at the date of exercise.
          (C) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (i) the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, and (ii) the undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).
          (C) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

[Name]

[Name]
          (E) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Name]

Date:_______________, 20__	____________________________
[Signature]

FORM OF ASSIGNMENT
(To be executed by the registered holder hereof)
          FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock, par value $.01 per share, of Ceres, Inc. covered thereby set forth below:

	Address and Jurisdiction	Number of Shares
Name of Assignee	of Organization	of Common Stock

Dated:
Signature of Registered Holder

Name of Registered Holder (Please Print)

Witness:

EXHIBIT D
FORM OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CERES, INC.
     Ceres, Inc. (the “Corporation”) was incorporated under and by virtue of the General Corporation Law of the State of Delaware on March 29, 1996.
     The Corporation DOES HEREBY CERTIFY:
     FIRST: The name of the Corporation is Ceres, Inc. This Certificate of Amendment amends the Restated Certificate of Incorporation filed on June 25, 2010, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, written consent to this Certificate of Amendment having been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law.
     SECOND: That Article IV.A. of the Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:
“Classes of Stock. The Corporation is authorized to issue two classes of shares of stock designated “Common Stock,” and “Preferred Stock,” respectively. The total number of shares that the Corporation is authorized to issue is One Hundred Twenty-Eight Million Five Hundred Twelve Thousand Eight Hundred Forty-Four (128,512,844) shares. Seventy Five Million (75,000,000) shares shall be Common Stock, par value $.01 per share, and Fifty-Three Million Five Hundred Twelve Thousand Eight Hundred Forty-Four (53,512,844) shares shall be Preferred Stock, par value $.01 per share.”
     THIRD: That the number of shares of Series G Convertible Preferred Stock set forth in Article IV.B. of the Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

“and the Series G Convertible Preferred Stock (the “Series G Preferred Stock”), which series shall consist of Five Million Six Hundred Ninety-Two Thousand Three Hundred Eight (5,692,308) shares,”

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of the Restated Certificate of Incorporation on August 1, 2011.

CERES, INC.

Richard Hamilton, Ph.D.
President and Chief Executive Officer

Wilfriede van Assche
Secretary

EXHIBIT E
FORM OF OPINION OF SHEARMAN & STERLING LLP

E-1

EXHIBIT F
CONSENTS
1.	Consent of not less than a majority of the outstanding shares of the Company’s common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (voting together as a single class) to amend and restate the Company’s Restated Certificate of Incorporation.

2.	Consent of not less than 66% of the Series G Preferred Stock to amend and restate the Company’s Restated Certificate of Incorporation.

3.	Consent of not less than a majority of the voting power of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (voting together as a single class) to the issuance of the Securities and the amendments to the termination and related provisions of the Original Warrants.

4.	Consent of not less than a majority of the voting power of the holders of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock (each voting separately as a class), and consent of not less than 66% of the voting power of the holders of each of the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock (each voting separately as a class) to the issuance of the Securities.

5.	Consent of not less than a majority of the voting power of the holders of each of the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock (each voting separately as a class) to the amendments to the termination and related provisions of the Original Warrants.

6.	Written consent of the Company and holders of not less than 70% of the Registrable Securities then outstanding (as defined in the Amended and Restated Investors’ Rights Agreement dated June 25, 2010, as amended (the “Investors’ Rights Agreement”)) waiving Section 2 of the Investors’ Rights Agreement in connection with the issuance and sale of the Securities.

7.	Written consent of the Company and holders of the majority of the voting power of the holders of Series A Preferred Stock, the Series B Preferred Stock and Series E Preferred Stock, not less than sixty-six percent (66%) of the voting power of the holders of Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock and Series G Preferred Stock and not less than sixty percent (60%) of the voting power of the holders of the Series F Preferred Stock (each voting separately as a class) waiving Article IV.B.4(d) of the Certificate of Incorporation to the extent that the offer and sale of the Securities and any securities issuable upon conversion or exercise thereof would otherwise require such an adjustment in connection with the issuance and sale of the Securities.

F-1

EXHIBIT G
FORM OF SERIES F ORIGINAL WARRANT, AS AMENDED
THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.
THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
CERES, INC.
          This certifies that, for value received, [WARRANTHOLDER], a _____________ corporation (the “Holder”), is entitled, subject to the terms set forth below, to purchase from Ceres, Inc., a Delaware corporation (the “Company”) that certain number of shares of the Company’s common stock , par value $.01 per share (the “Common Stock”) as determined in Section 1 below, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number of shares for which this Warrant shall be exercisable and the Exercise Price per share of Common Stock are subject to adjustment from time to time as provided in Section 10 below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.
          1. Number of Shares. This Warrant shall be exercisable for an aggregate of ___________ shares (the “Shares”) of Common Stock, subject to adjustment pursuant to Section 10 hereof.
          2. Term of Warrant. This Warrant shall be exercisable at any time prior to the 8th (eighth) anniversary of the date hereof. Nothing to the contrary withstanding, this Warrant shall terminate upon and may no longer be exercised after the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company’s assets to, another corporation, unless the stockholders of the Company immediately prior to such merger, consolidation or sale shall own, immediately after such merger, consolidation or sale, at least a majority of the capital stock or voting power of the surviving or acquiring corporation (or a parent entity thereof). The Company shall notify the Holder in writing of such transaction no later than thirty (30) days prior to, but not earlier than sixty (60) days prior to, the closing thereof.
          3. Exercise Price. The exercise price shall be $6.50 per share (the “Exercise Price”).
          4. Exercise of Warrant.
     (a) The purchase rights for the Shares represented by this Warrant are exercisable by the Holder in whole or in part, such number of Shares and the Exercise Price being subject to adjustment as provided in Section 10 below, at any time, or from time to time, during the term hereof as described in Section 2 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by cashier’s check or by wire transfer in immediately available funds, of the purchase price of the Shares to be purchased.
     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised. All other terms and conditions of such amended Warrant shall be identical to those contained herein. If the Holder shall have received a notice from the Company as contemplated by Section 2 hereof, the Holder may exercise this Warrant conditioned upon the closing of the offering, merger, consolidation or sale that is referenced in such notice.
     (c) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by the surrender of this Warrant at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one share of the Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)
For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:
(i) in the event that the Common Stock is listed or admitted to trading on the NASDAQ National Market or any other national securities exchange, the average of the last reported sales price on such exchange for the ten (10) consecutive trading days prior to the date of determination of such fair market value;
(iii) in the event such security is no longer listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and ask prices in the over-the-counter market on such date as shown by the NASD automated quotation system, or if such securities are not then quoted on such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of any national securities exchange selected by the Company; or

(iv) in the event clauses (i) or (ii) are not applicable, the fair market value as determined by the Company’s Board of Directors in good faith.
          5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
          6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss of stock certificate and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
          7. Rights of Stockholders. Subject to Section 10 of this Warrant, the Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, such as any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.
          8. Transfer of Warrant.
     (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

     (c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company. Any transfer of this Warrant must comply with the requirements of this Section 8, and any assignee or transferee of this Warrant shall be required to accept this Warrant subject to all rights and obligations of the Holder set forth herein. In addition, this Warrant may not be transferred in whole or in part without compliance with all applicable Federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding anything to the contrary herein, this Warrant is, and the securities for which it may be exercised will be, subject to the restrictions on transfer set out in the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 25, 2010, as amended (the “Right of First Refusal and Co-Sale Agreement”), among the Company, the Investors (as defined therein) and the Founders (as defined therein), except as provided in Section 3.2 of such Right of First Refusal and Co-Sale Agreement.
     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with all applicable Federal and state securities laws, and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.
     (e) Compliance with Securities Laws.
     (2) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and that the Holder will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities or blue sky laws.
     (3) This Warrant and all Shares issued upon exercise hereof shall be stamped or imprinted with legends in substantially the following forms (in addition to any legend required by state securities laws or any agreement to which the Holder is a party):
     (i) “THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS, AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND

NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     (ii) “THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”
          9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Shares a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Charter”) to provide sufficient reserves of Shares issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price all as set forth herein, will be duly authorized, validly issued and fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Warrant.
          10. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

          10.1 Merger, Sale of Assets, Etc.
     (a) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as a part of such reorganization, merger or consolidation, if any portion of the Warrant remains unexercised prior to such reorganization, merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger or consolidation, which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation or merger if this Warrant had been exercised immediately before such reorganization, merger or consolidation, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations or mergers, and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     (b) Notices of Record Date. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least ten (10) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.
          10.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

          10.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.
          10.4 Adjustment for Issuance of Additional Stock. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall issue any capital stock or other securities that results in a decrease in the Conversion Price (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) of the Company’s Series F Preferred Stock, then concurrent with such reduction of such Conversion Price, the Exercise Price shall be reduced to the amount of such Conversion Price.
          10.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.
          11. Miscellaneous.
          11.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
          11.2 Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.
          11.3 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its permitted successors and assigns.
          11.4 Waiver; Consent. Any term of this Warrant may be amended with the written consent of the Company and the Holder(s). No waivers of or exceptions to any term,

condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          11.5 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized on [•], 2011.

CERES, INC.
By:
	Name:	Richard Hamilton
	Title:	President and Chief Executive Officer

[HOLDER]
By:
Name:
Title:

NOTICE OF EXERCISE
To: Ceres, Inc.
          (A) The undersigned hereby elects to purchase _____ shares of Common Stock, par value $.01 per share, of Ceres, Inc. (the “Shares”), pursuant to the terms of the attached Warrant.
          (B) The undersigned tenders herewith payment of the purchase price for such Shares in full:
☐	in cash

☐	elects to receive a number of shares upon exercise calculated in accordance with Section 4(c) of the Warrant, if such section is applicable at the date of exercise.
          (C) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (i) the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, and (ii) the undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act.
          (D) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

[Name]

[Name]
          (E) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Name]

Date:_______________, 20__	____________________________
[Signature]

FORM OF ASSIGNMENT
(To be executed by the registered holder hereof)
          FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock, par value $.01 per share, of Ceres, Inc. covered thereby set forth below:

	Address and Jurisdiction	Number of Shares
Name of Assignee	of Organization	of Common Stock

Dated:
Signature of Registered Holder

Name of Registered Holder (Please Print)

Witness:

EXHIBIT H
FORM OF SERIES G ORIGINAL WARRANT, AS AMENDED
THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.
THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
CERES, INC.
          This certifies that, for value received, [__________], a [_________] (the “Holder”), is entitled, subject to the terms set forth below, to purchase from Ceres, Inc., a Delaware corporation (the “Company”), that certain number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as determined in Section 1 below, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number of shares for which this Warrant shall be exercisable and the Exercise Price per share of Common Stock are subject to adjustment from time to time as provided in Section 10 below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.
          1. Number of Shares. This Warrant shall be exercisable for an aggregate of [____] shares (the “Shares”) of Common Stock, subject to adjustment pursuant to Section 10 hereof.
          2. Term of Warrant. (a) Except as provided below, this Warrant shall be exercisable at any time prior to the 10th (tenth) anniversary of the date hereof. Nothing to the contrary withstanding, this Warrant shall terminate upon and may no longer be exercised after the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company’s assets to, another corporation, unless the stockholders of the Company immediately prior to such merger, consolidation or sale shall own, immediately after such merger, consolidation or sale, at least a majority of the capital stock or voting power of the surviving or acquiring corporation (or a parent entity thereof). The Company shall notify the Holder in writing of such transaction no later than fifty (50) days prior to, but not earlier than sixty (60) days prior to, the closing thereof.
          (b) To the extent that any Holder is required by law to make a filing or comply with a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”), in connection with such Holder’s exercise of this Warrant, the Company and such Holder shall use commercially reasonable efforts to comply with such Act, to the extent required by law in order to enable such Holder to exercise this Warrant, at the expense of such Holder.
          (c) In the event that such Holder has not received the required clearance under the Hart-Scott-Rodino Act before the termination of this Warrant, the term of this Warrant shall be extended for a period of up to fifty (50) days from the 10th (tenth) anniversary of the date hereof.
          3. Exercise Price. The exercise price shall be $6.50 per share (the “Exercise Price”).
          4. Exercise of Warrant.
          (i) The purchase rights for the Shares represented by this Warrant are exercisable by the Holder in whole or in part, such number of Shares and the Exercise Price being subject to adjustment as provided in Section 10 below, at any time, or from time to time, during the term hereof as described in Section 2 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by cashier’s check or by wire transfer in immediately available funds, of the purchase price of the Shares to be purchased.
          (ii) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above,

and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised. All other terms and conditions of such amended Warrant shall be identical to those contained herein. If the Holder shall have received a notice from the Company as contemplated by Section 2 hereof, the Holder may exercise this Warrant conditioned upon the closing of the offering, merger, consolidation or sale that is referenced in such notice.
          (iii) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by the surrender of this Warrant at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one share of the Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:
(A) in the event that the Common Stock is listed or admitted to trading on the NASDAQ National Market or any other national securities exchange, the average of the last reported sales price on such exchange for the ten (10) consecutive trading days prior to the date of determination of such fair market value;
(B) in the event such security is no longer listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and ask prices in the over-the-counter market on such date as shown by the NASD automated quotation system, or if such securities are not then quoted on such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of any national securities exchange selected by the Company; or
(C) in the event clauses (i) or (ii) are not applicable, the fair market value as determined by the Company’s Board of Directors in good faith.
          5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
          6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss of stock certificate and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
          7. Rights of Stockholders. Subject to Section 10 of this Warrant, the Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, such as any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.
          8. Transfer of Warrant.
     (i) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
     (ii) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.
     (iii) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company. Any transfer of this Warrant must comply with the requirements of this Section 8, and any assignee or transferee of this Warrant shall be required to accept this Warrant subject to all rights and obligations of the Holder set forth herein. In addition, this Warrant may not be transferred in whole or in part without compliance with all applicable Federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding anything to the contrary herein, this Warrant is, and the securities for which it may be exercised will be, subject to the restrictions on transfer set out in the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 25, 2010, as amended (the “Right of First Refusal and Co-Sale Agreement”), among the Company, the Investors (as defined therein) and the Founders (as defined therein), except as provided in Section 3.2 of such Right of First Refusal and Co-Sale Agreement.
     (iv) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with all applicable Federal and state securities laws, and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.
     (v) Compliance with Securities Laws.
     (A) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and that the Holder will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities or blue sky laws.
     (B) This Warrant and all Shares issued upon exercise hereof shall be stamped or imprinted with legends in substantially the following forms (in addition to any legend required by state securities laws or any agreement to which the Holder is a party):
     (2) “THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT) OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS, AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     (3) “THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”
          9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Shares a sufficient number of shares to provide for the-issuance of the Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Charter”) to provide sufficient reserves of Shares issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price all as set forth herein, will be duly authorized, validly issued and fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Warrant.
          10. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:
          10.1 Merger, Sale of Assets, Etc.
     (i) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as a part of such reorganization, merger or consolidation, if any portion of the Warrant remains unexercised prior to such reorganization, merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger or consolidation, which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation or merger if this Warrant had been exercised immediately before such reorganization, merger or consolidation, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations or mergers, and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     (ii) Notices of Record Date. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least ten (10) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.
          10.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes; this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.
          10.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.
          10.4 Adjustment for Issuance of Additional Stock. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall issue any capital stock or other securities that results in a decrease in the Conversion Price (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) of the Company’s Series G Preferred Stock, then concurrent with such reduction of such Conversion Price, the Exercise Price shall be reduced to the amount of such Conversion Price.
          10.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.
          11. Miscellaneous.
          11.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          11.2 Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.
          11.3 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its permitted successors and assigns.
          11.4 Waiver; Consent. Any term of this Warrant may be amended with the written consent of the Company and the Holder(s). No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a’ further or continuing waiver of any such term, condition or provision.
          11.5 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized on [•], 2011.

CERES, INC.
By:
	Name:	Richard Hamilton
	Title:	President and Chief Executive Officer

[HOLDER]
By:
Name:
Title:

NOTICE OF EXERCISE
To: Ceres, Inc.
          8. The undersigned hereby elects to purchase _____ shares of Common Stock, par value $.01 per share, of Ceres, Inc. (the “Shares”), pursuant to the terms of the attached Warrant.
          9. The undersigned tenders herewith payment of the purchase price for such Shares in full:
☐	in cash

☐	elects to receive a number of shares upon exercise calculated in accordance with Section 4(c) of the Warrant, if such section is applicable at the date of exercise.
          10. In exercising this Warrant, the undersigned hereby confirms and acknowledges that (i) the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, and (ii) the undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act.
          11. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

[Name]

[Name]
          12. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Name]

Date:_______________, 20__	____________________________
[Signature]

FORM OF ASSIGNMENT
(To be executed by the registered holder hereof)
     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock, par value $.01 per share, of Ceres, Inc. covered thereby set forth below:

	Address and Jurisdiction	Number of Shares
Name of Assignee	of Organization	of Common Stock

Dated:
Signature of Registered Holder

Name of Registered Holder (Please Print)

Witness: